UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 17, 2008
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is filed to report revised executive compensation bonus determinations made on July 2, 2008 that amend disclosure originally made in a Form 8-K filed on June 23, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Revised Bonus Determinations for Certain Executive Officers. As reported in a Form 8-K filed on June 23, 2008, on June 17, 2008, the Compensation Committee of the Board of Directors of 3Com Corporation approved bonus payments for the second half of fiscal 2008 for 3Com’s named executive officers, current CEO and CFO and certain other senior executives. As originally reported, each officer’s earned bonus amount was consistent with the criteria set forth in a previously-disclosed bonus plan or employment agreement, except the Committee exercised discretion to increase awards to TippingPoint executives James Hamilton (President) and Marc Willebeek-LeMair (Chief Technology Officer).
On July 2, 2008, however, the Committee determined to decrease the awards to the following executives (among other senior executives) to better coincide with overall Company performance for the relevant period. Bonuses for Messrs. Hamilton and Willebeek-LeMair and Dr. Shusheng Zheng remain unchanged.

Name/Title	Bonus Percentage (as revised)	Payout (as revised)
Robert Y. L. Mao (CEO)	100% (pro rated for days worked)	$ 56,831
Jay Zager (CFO)	100%	$130,000
Neal Goldman (CALO)	100%	$121,875

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: July 7, 2008	By:	/s/ Eileen Nelson

Eileen Nelson
Senior Vice President, Human Relations